UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)     October 26, 2004

Annuity and Life Re (Holdings), Ltd.

(Exact Name of Registrant as Specified in its Charter)

Bermuda	1-16561	66-0619270

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cumberland House, 1 Victoria Street, Hamilton, Bermuda		HM 11

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:     (441) 296-7667

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.02. Results of Operations and Financial Condition.
Item 3.02. Unregistered Sales of Equity Securities.
Item 9.01. Financial Statements and Exhibits.
Exhibit Index
COMMUTATION AND RELEASE AGREEMENT
ANNUITY AND LIFE RE (HOLDINGS), LTD. COMMON STOCK PURCHASE WARRANT
PRESS RELEASE DATED OCTOBER 26, 2004

Item 1.01. Entry into a Material Definitive Agreement.

     On October 26, 2004, Annuity & Life Reassurance, Ltd. (“Annuity & Life Reassurance”), a wholly owned subsidiary of Annuity and Life Re (Holdings), Ltd. (“Annuity”), entered into a Commutation and Release Agreement with Connecticut General Life Insurance Company (“CIGNA”). The Commutation and Release Agreement provides for CIGNA’s recapture of its guaranteed minimum death benefit and guaranteed minimum income benefit reinsurance agreement with Annuity & Life Reassurance (the “Reinsurance Agreement”). The Commutation and Release Agreement also provides for a mutual release by each of the parties of all past, present, and future claims under the Reinsurance Agreement, including all obligations for claims and premiums that had accrued under the Reinsurance Agreement since July 1, 2004. The parties also agreed to a mutual release of all claims under a letter of credit (the “Letter of Credit”) that had been provided to CIGNA as collateral for Annuity & Life Reassurance’s obligations under the Reinsurance Agreement.

     Pursuant to the terms of the Commutation and Release Agreement, CIGNA will retain $11 million it previously drew under the Letter of Credit. In addition, Annuity issued CIGNA a warrant to acquire one million common shares of Annuity at an exercise price of $1.00 per share (the “Warrant”). The Warrant expires on September 30, 2014.

     The Commutation and Release Agreement and the Warrant are attached hereto as Exhibits 99.1 and 99.2, respectively.

Item 2.02. Results of Operations and Financial Condition.

     On October 26, 2004, Annuity issued a press release announcing the Commutation and Release Agreement described in Item 1.01 above. In that press release, Annuity indicated that it expects to record a charge of approximately $2.4 million for the third quarter of 2004 as a result of the transactions described in the Commutation and Release Agreement. A copy of the October 26, 2004 press release is attached hereto as Exhibit 99.3.

Item 3.02. Unregistered Sales of Equity Securities.

     On October 26, 2004, in consideration of the transactions contemplated by the Commutation and Release Agreement between Annuity & Life Reassurance and CIGNA described in Item 1.01 above, Annuity issued a warrant dated as of September 30, 2004 to purchase one million of its common shares at an exercise price of $1.00 per share to CIGNA. The warrant expires on September 30, 2014. The issuance of the warrant was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Commutation and Release Agreement, by and between Annuity & Life Reassurance, Ltd. and Connecticut General Life Insurance Company, dated October 26, 2004.

99.2	Annuity and Life Re (Holdings), Ltd. Common Stock Purchase Warrant, issued to Connecticut General Life Insurance Company, dated as of September 30, 2004.

99.3	Press release dated October 26, 2004.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNUITY AND LIFE RE (HOLDINGS), LTD.

Date: October 27, 2004	By:	/s/ John W. Lockwood

John W. Lockwood Chief Financial Officer

Exhibit Index

99.1	Commutation and Release Agreement, by and between Annuity & Life Reassurance, Ltd. and Connecticut General Life Insurance Company, dated October 26, 2004.

99.2	Annuity and Life Re (Holdings), Ltd. Common Stock Purchase Warrant, issued to Connecticut General Life Insurance Company, dated as of September 30, 2004.

99.3	Press release dated October 26, 2004.